Exhibit 10.19

AMENDED AND RESTATED

VOTING AND STANDSTILL AGREEMENT

This AMENDED AND RESTATED VOTING AND STANDSTILL AGREEMENT (this “Agreement”), is made and entered into as of May 2, 2016, by and among Newhall Holding Company, LLC, a Delaware limited liability company to be renamed “Five Point Holdings, LLC” (the “Company”), Five Point Holdings, Inc., a Delaware corporation (“FPH”), and the persons named on Exhibit A hereto (each an “Investor” and collectively, the “Investors”). Each of the Company, FPH and the Investors is referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used and not defined herein shall have their respective meanings set forth in the Contribution and Sale Agreement (as defined below).

WHEREAS, the Parties desire to amend and restate the Standstill Agreement dated as of December 17, 2015, as set forth herein, in connection with the entry into the Second Amended and Restated Contribution and Sale Agreement, dated as of May 2, 2016 (the “Contribution and Sale Agreement”), by and among FPH, the Company, Newhall Intermediary Holding Company, LLC (the “Operating Company”), Newhall Land Development, LLC, The Shipyard Communities, LLC, UST Lennar HW Scala SF Joint Venture, HPSCP Opportunities, L.P., Heritage Fields LLC, LenFive, LLC, MSD Heritage Fields, LLC, FPC-HF Venture I, LLC, Heritage Fields Capital Co-Investor Member LLC, LNR HF II, LLC, Five Point Communities Management, Inc., Five Point Communities, LP, Lennar Homes of California, Inc. and Emile Haddad; and

WHEREAS, each Investor is the beneficial owner of Class A Common Shares or Class B Common Shares of the Company (“Shares”).

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement and other consideration, the adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

SECTION 1. BOARD OF DIRECTORS.

(a) Exhibit B hereto sets forth a list of the individuals expected to serve on the board of directors of the Company (the “Board”), the relevant class of the Board to which each such individual is expected to be appointed and the individuals expected to serve on each committee of the Board, in each case, within thirty (30) days of the date hereof. In the event that any individual set forth on Exhibit B is unable to serve on the Board for any reason, the individual or entity set forth opposite such individual’s name on Exhibit B under the heading “Designation Right” shall have the right to designate a replacement individual who is reasonably acceptable to Emile Haddad and Exhibit B shall be amended accordingly, with the replacement individual being appointed to the same class of the Board as the individual he or she is replacing. In the event that any individual set forth on Exhibit B that is expected to serve on any committee of the Board is unable to serve on such committee for any reason, the Board shall have the right to designate a replacement individual who is reasonably acceptable to Emile Haddad, which replacement individual, if possible, shall be an individual designated by the same individual or entity as the individual that was unable to serve. Within thirty (30) days of the date hereof, Emile Haddad shall give written notice to the Parties requesting that the directors set forth on Exhibit B be elected to the Board in the classes set forth on Exhibit B and appointed to the committees of the Board set forth on Exhibit B. Promptly following such notice, the Parties shall use their best efforts to take all actions reasonably necessary to cause the Board and committees to be so comprised. Prior to the Commencement Date, the Board shall be comprised of the individuals serving on the Board immediately prior to the date hereof.

(b) During the Support Period (as defined below), the Company and each of the other Parties shall take all actions reasonably necessary to cause the Board to consist of the following thirteen (13) directors:

(i) one director designated by Emile Haddad (or in the event of his death or disability such that Mr. Haddad is no longer able to designate a director (as determined by the Board in its reasonable discretion), one director designated by the Nominating Committee of the Board), who shall initially be Emile Haddad (the “Haddad Designee”);

(ii) one director designated by the Parties set forth on Exhibit A under the heading “Castlelake Investors” (collectively with their Permitted Assignees, the “Castlelake Investors”), who is reasonably acceptable to Emile Haddad, who shall initially be the individual set forth opposite the Castlelake Investors on Exhibit B under the heading “Designee” (the “Castlelake Designee”);

(iii) three directors designated by the Parties set forth on Exhibit A under the heading “Lennar Investors” (collectively with their Permitted Assignees, the “Lennar Investors”), all of whom are reasonably acceptable to Emile Haddad, who shall initially be the individuals set forth opposite the Lennar Investors on Exhibit B under the heading “Designee” (collectively, the “Lennar Designees”);

(iv) three directors designated by the Parties set forth on Exhibit A under the heading “Newhall Investors” (collectively with their Permitted Assignees, the “Newhall Investors”), all of whom are reasonably acceptable to Emile Haddad, at least two of whom meet the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the New York Stock Exchange (the “NYSE”), and who shall initially be the individuals set forth opposite the Newhall Investors on Exhibit B under the heading “Designee” (collectively, the “Newhall Designees”); and

(v) five directors designated by the Nominating Committee of the Board, at least four of whom meet the independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of the NYSE, who shall initially be the individuals selected by the Investors Committee, as set forth opposite the Investors Committee on Exhibit B under the heading “Designee.”

(c) During the Support Period, each Investor shall vote all Shares over which such Investor has voting control and shall take all other necessary or desirable actions within such Investor’s control (whether at a regular or special meeting of shareholders or by written consent in lieu of a meeting) to elect to the Board any individual designated pursuant to Section 1(a) or Section 1(b).

(d) During the Support Period, each of Emile Haddad, the Castlelake Investors, the Lennar Investors and the Newhall Investors (each, a “Designation Group”) shall have the right at any time to remove (with or without cause) any Director designated by such Designation Group for election to the Board and each other Investor shall vote all Shares over which such Investor has voting control and shall take all other necessary or desirable actions within such Investor’s control (whether at a regular or special meeting of the shareholders or by written consent in lieu of a meeting) to remove from the Board any individual designated by such Designation Group that such Designation Group desires to remove pursuant to this Section 1(d). Except as provided in the preceding sentence, unless a Designation Group shall otherwise consent in writing, no other Investor shall take any action to cause the removal of any Directors designated by a Designation Group.

(e) In the event a vacancy is created on the Board at any time during the Support Period for any reason (whether as a result of death, disability, retirement, resignation or removal) among the Haddad Designee, the Castlelake Designee, the Lennar Designees and the Newhall Designees, the Designation Group which designated such individual as a Director shall have the right to designate a different individual to replace such Director (subject to the reasonable approval of Emile Haddad in the case of a Castlelake Designee, a Lennar Designee or a Newhall Designee, such approval not to be unreasonably withheld, conditioned or delayed), and each other Investor shall vote all Shares over which such Investor has voting control and shall take all other necessary or desirable actions within such Investor’s control (whether at a regular or special meeting of the shareholders or by written consent in lieu of a meeting) to elect to the Board any individual designated by such Designation Group.

(f) Each of Emile Haddad, the Castlelake Investors, the Lennar Investors, the Anchorage Group, the Och-Ziff Group, the Marathon Group and the Third Avenue Group (each, an “Investor Group”) hereby designates the entity (or individual in the case of Emile Haddad) specified on Exhibit C hereto as its Designated Representative (such Investor Group’s “Designated Representative”) to act hereunder on behalf of such Investor Group, including for purposes of giving any written consent hereunder. All Parties shall be entitled to conclusively presume that an act of an Investor Group’s Designated Representative has been authorized by all members of such Investor Group. Any Investor Group’s Designated Representative may be replaced at any time by written notice to all of the other Parties signed by all Persons in such Investor Group. Any action by the Newhall Investors pursuant to this Section 1 shall require the written consent of a majority in number of the Specified Newhall Investor Groups. Any action by the Investors Committee pursuant to this Section 1 shall require the approval of four (4) out of the five (5) Investors Committee members.

(g) As used herein, the following terms shall have the respective meanings indicated below:

“Anchorage Group” means, collectively, the Parties set forth on Exhibit A under the heading “Anchorage Group,” and any Permitted Assignee thereof.

“Change of Control Transaction” means (i) any transaction that results in greater than fifty percent (50%) of the ownership interests in the Company (based on either voting power or rights to receive distributions or proceeds upon liquidation) being owned by any Person (other than an Investor); (ii) any transaction that results in a Person other than the Company or an Investor having control over the management of the Operating Company or the master-planned communities currently known as Newhall Ranch and The San Francisco Shipyard and Candlestick Point; or (iii) any sale of all or substantially all of the assets of the Company or the Operating Company, whether in one transaction or in a series of related transactions (excluding sales of properties in the ordinary course of business).

“Commencement Date” means the date that the individuals set forth on Exhibit B are elected to the Board in accordance with Section 1(a), which shall be no later than thirty (30) days after the date hereof.

“Effective Time” means the date and time of the closing under the Contribution and Sale Agreement.

“Investors Committee” means the investors committee formed pursuant to the Contribution and Sale Agreement, which is currently comprised of Jon Jaffe, Emile Haddad, Dan Pine, Joshua Kirkham and Evan Carruthers.

“IPO” means an initial public offering of Shares by the Company pursuant to an effective Registration Statement.

“Marathon Group” means, collectively, the Parties set forth on Exhibit A under the heading “Marathon Group,” and any Permitted Assignee thereof.

“Newhall Investor Groups” means the Anchorage Group, the Och-Ziff Group, the Marathon Group and the Third Avenue Group.

“Och-Ziff Group” means, collectively, the Parties set forth on Exhibit A under the heading “Och-Ziff Group,” and any Permitted Assignee thereof.

“Permitted Assignee” means, with respect to any Investor, an entity that is an Affiliate of such Investor, (i) to which such Investor transfers Shares and assigns related rights hereunder, and (ii) which agrees in writing to be bound by all of the terms herein applicable to such Investor; provided, however, that such entity shall cease to be a Permitted Assignee and shall automatically forfeit all of its rights hereunder if at any time such entity ceases to control, be controlled by, or under common control with, such Investor.

“Registration Statement” means any registration statement of the Company which covers the sale of any Shares under the Securities Act on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case, including any prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

“Specified Newhall Investor Group” means each Newhall Investor Group that owns at least twenty-five percent (25%) of the Shares owned by such Newhall Investor Group at the Effective Time.

“Support Period” means the period commencing as of the Commencement Date and ending upon the earliest of (i) the completion of an IPO, (ii) the effectiveness of a Registration Statement, (iii) the listing of the

Shares on a national securities exchange, (iv) the earliest date on which the Newhall Investors, collectively, cease to own at least twenty-five percent (25%) of the Shares owned by them at the Effective Time, or (v) the expiration of the Term.

“Term” means the period commencing as of the Effective Time and ending upon the earliest of (i) the third anniversary of the date on which the Company’s Registration Statement with respect to an IPO is declared effective, or (ii) the consummation of a Change of Control Transaction.

“Third Avenue Group” means, collectively, the Parties set forth on Exhibit A under the heading “Third Avenue Group,” and any Permitted Assignee thereof.

SECTION 2. STANDSTILL COVENANTS.

If the Support Period ends before the expiration of the Term, then from the end of the Support Period until the expiration of the Term, unless specifically authorized by the Board, no Investor shall, directly or indirectly, including through any Affiliate within its control, or through any persons who are part of a “group” with such Investor (as defined in Section 13(d) of the Exchange Act):

(a) make, engage in, or in any way, directly or indirectly, participate in any “solicitation” of “proxies” (as such terms are used in the rules of the SEC, but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) of the Exchange Act) to vote, or seek to advise or influence any person with respect to voting of, any voting securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities, in favor of the election of any person as a director who is not nominated by the Board (or its nominating committee) or to approve shareholder proposals with respect to any of the foregoing;

(b) otherwise act, alone or in concert with others, to nominate or elect any person as a director who is not nominated by the Board (or its nominating committee), or propose any matter to be voted upon by the shareholders of the Company;

(c) take any action in support of or make any proposal or request that constitutes: (i) advising, controlling, engaging or influencing the Board or management of the Company with respect to any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, (ii) any other material change in the Company’s management, board of directors or internal governance, (iii) seeking to have the Company waive or make amendments or modifications to the Company’s limited liability company agreement, or (iv) a change to the composition of the Board, other than by making a non-public proposal or request to the Board (or its nominating committee);

(d) disclose any intention, plan or arrangement inconsistent with any of the foregoing; or

(e) enter into any discussions, negotiations, agreements or understandings with any third party with respect to any of the foregoing, or advise, assist, encourage, seek to persuade any third party to take any action or make any statement with respect to any of the foregoing or direct any person to do, or to advise, assist, encourage or direct any other person to do, any of the foregoing, or make any public statement inconsistent with any of the foregoing.

The foregoing shall not (i) apply to any action taken by an individual in his or her capacity as a director or officer of the Company, or any action taken by an Investor or any of its Affiliates with respect to any member of the Board who is employed by or was initially appointed by such Investor or any of its Affiliates, or (ii) restrict any Party from voting any voting securities of the Company.

SECTION 3. MISCELLANEOUS.

(a) Transfers; Additional Parties. During the Term, if (i) any Investor proposes to transfer Shares to an Affiliate of such Investor, or (ii) after the date hereof but prior to an IPO, the Company proposes to issue any Shares other than (x) in connection with a public offering, or (y) to employees, consultants or other service providers, then it shall be a condition to such transfer or issuance that the Person who acquires such Shares agrees to be bound by and subject to the terms of this Agreement as an Investor hereunder by executing and delivering an agreement substantially in the form attached hereto as Exhibit D, or other documentation as shall be determined by the Company. In either event, each such Person shall thereafter be deemed an Investor for all purposes under this Agreement.

(b) Specific Performance; Governing Law. The Parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware. Furthermore, each of the Parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the Parties irrevocably waives the right to trial by jury, and (iv) each of the Parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth on Schedule E of the Contribution and Sale Agreement or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

(c) Expenses. All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the Party incurring such fees, costs or expenses.

(d) Entire Agreement; Amendment. This Agreement contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the Parties; provided, however, that Exhibit B may be amended in accordance with Section 1(a) without the consent of the Parties. The rights of the Company contained in this Agreement may be waived by the Company with the approval of a committee of the Board comprised of independent directors. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. For the avoidance of doubt, if any Investor ceases to own equity interests in the Company, such Investor will cease to be bound by the terms of this Agreement.

(e) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally, (ii) five (5) Business Days after being mailed by certified mail, return receipt requested and postage prepaid, or (iii) one (1) Business Day after being sent by a nationally recognized overnight courier, to the Parties at the respective addresses set forth on Schedule E of the Contribution and Sale Agreement (or at such other address for a Party as shall be specified by notice from such Party).

(f) Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

(g) Counterparts. This Agreement may be executed in two or more counterparts either manually or by electronic or digital signature (including by facsimile or electronic mail transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the Parties, notwithstanding that not all Parties are signatories to the same counterpart.

(h) No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the Parties hereto and is not binding upon or enforceable by any other persons. No Party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the Parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any Party.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their respective duly authorized officers or representatives, all as of the date first written above.

NEWHALL HOLDING COMPANY, LLC

By:	/s/ Donald L. Kimball
	Name:	Donald L. Kimball
	Title:	Executive Vice President

FIVE POINT HOLDINGS, INC.

By:	/s/ Emile Haddad
Name:
Title:

UST LENNAR HW SCALA SF JOINT VENTURE

By:	Lennar Southland I, Inc.,
its Managing General Partner

By:	/s/ Jonathan Jaffe
	Name:	Jonathan Jaffe
	Title:	Chief Operating Officer and Vice President

HPSCP OPPORTUNITIES, L.P.

By:	TPG Credit Strategies II GP, L.P.,
a Delaware limited partnership its General Partner

By:	/s/ Judd Gilats
	Name:	Judd Gilats
	Title:	Vice President

LENFIVE, LLC

By:	Lennar Homes of California, Inc.,
its Managing Member

By:	/s/ Jonathan Jaffe
	Name:	Jonathan Jaffe
	Title:	Chief Operating Officer and Vice President

Signature Pages to Voting and Standstill Agreement

EMILE HADDAD

/s/ Emile Haddad
Emile Haddad

DONI, INC.

By:	/s/ Emile Haddad
Name:	Emile K. Haddad
Title:	President

FPC-HF VENTURE I, LLC

By:	FPC-HF Subventure I, LLC,
its Managing Member

By:	/s/ Emile Haddad
	Name:	Emile Haddad
Title:

LENNAR HOMES OF CALIFORNIA, INC.

By:	/s/ Jonathan Jaffe
	Name:	Jonathan Jaffe
	Title:	Chief Operating Officer and Vice President

OZ DOMESTIC PARTNERS, L.P.

By:	OZ Advisors LP, its General Partner

By:	Och-Ziff Holding Corporation, as General Partner

By:	/s/ Joel Frank
	Name:	Joel Frank
	Title:	Chief Financial Officer

Signature Pages to Voting and Standstill Agreement

OZ DOMESTIC PARTNERS II, L.P.

By:	OZ Advisors, LP, its General Partner

By:	Och-Ziff Holding Corporation, as General Partner

By:	/s/ Joel Frank
	Name:	Joel Frank
	Title:	Chief Financial Officer

OZ OVERSEAS INTERMEDIATE FUND, L.P.

By:	OZ Advisors II LP, its General Partner

By:	Och-Ziff Holding LLC, its General Partner

By:	/s/ Joel Frank
	Name:	Joel Frank
	Title:	Chief Financial Officer

OZ OVERSEAS INTERMEDIATE FUND II, L.P.

By:	OZ Advisors II LP, its General Partner

By:	Och-Ziff Holding LLC, its General Partner

By:	/s/ Joel Frank
	Name:	Joel Frank
	Title:	Chief Financial Officer

ANCHORAGE CAPITAL MASTER OFFSHORE, LTD.

By:	Anchorage Capital Group, L.L.C., its Investment Manager

By:	/s/ Natalie A. Birrell
	Name:	Natalie A. Birrell
	Title:	Chief Operating Officer

THIRD AVENUE TRUST, on behalf of the Third Avenue Real Estate Value Fund

By:	/s/ W. James Hall
	Name:	W. James Hall
	Title:	President

Signature Pages to Voting and Standstill Agreement

THIRD AVENUE SPECIAL SITUATIONS (MASTER) FUND, L.P.,

By:	Third Avenue Management LLC, as Investment Advisor

By:	/s/ W. James Hall
Name:	W. James Hall
Title:	General Counsel

MARATHON ASSET MANAGEMENT, LP, solely on behalf of certain of its affiliated funds and managed accounts

By:	/s/ Peter F. Coppa
	Name:	Peter F. Coppa
	Title:	Authorized Signatory

TCS II REO USA, LLC, a Delaware limited liability company

By:	/s/ Judd Gilats
	Name:	Judd Gilats
	Title:	Vice President

Signature Pages to Voting and Standstill Agreement

TCO FUND, L.P., a Delaware limited partnership

By:	/s/ Judd Gilats
	Name:	Judd Gilats
	Title:	Vice President

TCO INVESTORS, L.P., a Delaware limited partnership

By:	/s/ Judd Gilats
	Name:	Judd Gilats
	Title:	Vice President

CASTLELAKE I, L.P., a Delaware limited partnership

By:	/s/ Judd Gilats
	Name:	Judd Gilats
	Title:	Vice President

Signature Pages to Voting and Standstill Agreement

Exhibit A

Investors

Emile Haddad

Castlelake Investors

HPSCP Opportunities, L.P.

FPC-HF Venture I, LLC

Castlelake I, L.P.

TCS II REO USA, LLC

TCO Fund, L.P.

TCO Investors, L.P.

Lennar Investors

UST Lennar HW Scala SF Joint Venture

LenFive, LLC

Lennar Homes of California, Inc.

Newhall Investors

Och-Ziff Group

OZ Domestic Partners, L.P.

OZ Domestic Partners II, L.P.

OZ Overseas Intermediate Fund, L.P.

OZ Overseas Intermediate Fund II, L.P.

Anchorage Group

Anchorage Capital Master Offshore, LTD.

Third Avenue Group

Third Avenue Real Estate Value Fund

Third Avenue Special Situations (Master) Fund, L.P.

Marathon Group

Marathon Asset Management, L.P. - on behalf of certain of its affiliated funds and managed accounts that hold interests in Newhall Holding Company, LLC and Newhall Intermediary Holding Company, LLC, including:

Balder Masan Fund, Inc.

Corporate Debt Opportunities Fund LP

KTRS Credit Fund L.P.

Marathon Credit Dislocation Fund LP

Marathon Special Opportunity Fund LP

Marathon Special Opportunity Fund Ltd.

Marathon Special Opportunity Master Fund Ltd.

Master SIF SICAV – SIF

MV Credit Opportunity Fund L.P.

Penteli Master Fund Ltd.

Sirius Investment Fund SICAV – SIF

Exhibit B

Initial Directors

Designee	Class	Committee(s)	Designation Right
Emile Haddad	III		Emile Haddad
Evan Carruthers	III	Compensation	Castlelake Investors
Stuart Miller	III		Lennar Investors
Rick Beckwitt	I		Lennar Investors
Jon Jaffe	II		Lennar Investors
Michael Winer	II	(1) Audit	Newhall Investors
(2) Nominating & Corporate Governance
(3) Compensation Conflict
Daniel Pine	I		Newhall Investors
Josh Kirkham	I		Newhall Investors
Gary Hunt	II		Investors Committee
William (Bill) Browning	I	(1) Audit (Chair)	Investors Committee
(2) Conflict
Kathleen Brown	II	(1) Audit	Investors Committee
(2) Conflict (Chair)
Jonathan F. Foster	III	(1) Nominating & Corporate Governance	Investors Committee
(2) Conflict
Michael (Mike) E. Rossi	II	(1) Nominating & Corporate Governance (Chair)	Investors Committee
(2) Compensation

Exhibit C

Designated Representatives

Emile Haddad: Emile Haddad

Castlelake Investors: Castlelake, L.P.

Lennar Investors: LenFive, LLC

Och-Ziff Group: OZ Management LP

Anchorage Group: Anchorage Capital Group, L.L.C.

Third Avenue Group: Third Avenue Management, LLC

Marathon Group: Marathon Asset Management, LP

Exhibit D

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on                     , 20    , by the undersigned (the “Holder”) pursuant to the terms of that certain Voting and Standstill Agreement dated as of May 2, 2016 (the “Voting and Standstill Agreement”), by and among the Company and certain of its Investors, as amended from time to time. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Voting and Standstill Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1. Acknowledgement. Holder is acquiring Shares of the Company (check the correct box):

☐	as a Permitted Assignee of an Investor, or

☐	as a new Investor in accordance with Section 3(a) of the Agreement.

2. Agreement. Holder hereby agrees that Holder shall be considered an “Investor” for all purposes of the Agreement and agrees to be bound by and subject to the terms of the Agreement applicable to an Investor.

3. Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:

By:
Name and Title of Signatory

Address:

Facsimile Number:

ACCEPTED AND AGREED:

FIVE POINT HOLDINGS, LLC

By:

Title: